Exhibit 3.1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PNA GROUP HOLDING CORPORATION

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1. That Eva M. Kalawski is the duly elected and acting Vice President and Secretary of PNA Group Holding Corporation, a Delaware corporation (the “Corporation”), and the date of filing of the Corporation’s original Certificate of Incorporation was February 7, 2006 under the name Travel Holding Corporation. PNA Group Holding Corporation filed an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware on March 28, 2007, pursuant to which the name of the corporation was changed from Travel Holding Corporation to PNA Group Holding Corporation.

2. That the Second Amended and Restated Certificate of Incorporation of the Corporation set forth below has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law. Pursuant to Section 228 of the Delaware General Corporation Law, the stockholders have unanimously approved this Second Amended and Restated Certificate of Incorporation.

3. That the Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

“FIRST: The name of the corporation is PNA Group Holding Corporation (the ‘Corporation’).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the ‘DGCL’) as set forth in Title 8 of the Delaware Code.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a)              shares of common stock, par value $0.01 per share (the ‘Common Stock’), and (b)              shares of preferred stock, par value $0.01 per share (‘the Preferred Stock’). Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

This Second Amended and Restated Certificate of Incorporation shall become effective at 5:00 P.M. Eastern Time on the date of the filing of this Second Amended and Restated Certificate of Incorporation in accordance with the DGCL; provided, however, that Article FIFTH (c) and (d), and Article SIXTH shall not become effective until such date as a Registration Statement on Form S-1 relating to the initial public offering of the Company’s Common Stock has become effective (such date of effectiveness, the ‘Effective Date’).

The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors of the Corporation (the ‘Board of Directors’) prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Common Stock shall have the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as hereinafter set forth in this Article FOURTH.

(a) Dividends. Subject to the preferences applicable to any series of Preferred Stock outstanding at any time, and the terms set forth in this Second Amended and Restated Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(b) Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

(c) Voting Rights. Except as required by law, each holder of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder on the applicable record date, to one (1) vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, including, without limitation, in connection with the election of directors to the Board of Directors (it being understood that in respect of the election of directors, no stockholder shall be entitled to cumulate votes on behalf of any candidate), whether voting separately as a class or otherwise. Notwithstanding the foregoing, and except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

FIFTH:

(a) Management by Board of Directors. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute or this Second Amended and Restated Certificate of Incorporation, the Board of Directors is expressly authorized:

(i) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

(ii) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and,

(iii) to exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, this Second Amended and Restated Certificate of Incorporation or the Bylaws required to be exercised or done by the stockholders.

(b) Size of Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, if any, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors. Elections of directors need not be by written ballot.

(c) Staggered Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, if any, at the Effective Date, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. At the Effective Date, the Board of Directors, by resolution, shall divide the directors into the initial classes. To the extent any additional directors are elected or appointed prior to the Corporation’s first Annual Meeting of Stockholders after the Effective Date, the Board of Directors, by resolution, shall determine the class of such additional directors. The directors in Class I shall be elected for a term expiring at the first Annual Meeting of Stockholders after the Effective Date, the directors in Class II shall be elected for a term expiring at the second Annual Meeting of Stockholders after the Effective Date, and the directors in Class III shall be elected for a term expiring at the third Annual Meeting of Stockholders after the Effective Date. Commencing at the first Annual Meeting of Stockholders after the

Effective Date, and at each Annual Meeting of Stockholders thereafter, directors elected to succeed those directors whose terms expire in connection with such Annual Meeting of Stockholders shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the DGCL may otherwise require, in the interim between Annual Meetings of Stockholders or Special Meetings of Stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in connection therewith, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for Cause (as defined in paragraph (d)), may be filled by the vote of a majority of the remaining directors in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified. Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock of the Corporation required by law or this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal this Article FIFTH.

(d) Removal of Directors. A director may be removed from office only for Cause (as hereinafter defined) and only by the affirmative vote of the stockholders of the Corporation holding at least a majority of the outstanding stock of the Corporation entitled to vote in an election of directors to the Board of Directors, at meetings of stockholders at which directors are elected, a special meeting of the stockholders or by written consent without a meeting in accordance with the DGCL. For purposes of this Second Amended and Restated Certificate of Incorporation, ‘Cause’ shall mean (x) a final conviction of a felony involving moral turpitude or (y) willful misconduct that is materially and demonstrably injurious economically to the Corporation or its subsidiaries. For purposes of the definition of “Cause,” no act, or failure to act, by a director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any subsidiary of the Corporation.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation may be made, altered, amended or repealed by the stockholders of the Corporation or by a majority of the entire Board of Directors; provided, however, that notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock of the Corporation required by law or this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal Article II, Sections 3, 5 and 13 and Article III, Sections 2, 3 and 5 of the Bylaws.

SEVENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws provide. The books of Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

EIGHTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

NINTH: The Corporation is to have perpetual existence.

TENTH:

(a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of a person so indemnified to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article TENTH.

(d) The indemnification and other rights set forth in this Article TENTH shall not be exclusive of any provisions with respect thereto in the Bylaws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under this Article TENTH and applicable law, including the DGCL.

(e) Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this Article TENTH if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(f) A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) under the Section 174 of the DGCL, as the same exists or hereafter may be amended; or,

(iv) for any transaction for which the director derived an improper personal benefit.

If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or appeal.

ELEVENTH: The name and mailing address of the incorporator of the Corporation are:

Sally A. Ward

Platinum Equity, LLC

360 North Crescent Drive, South Building

Beverly Hills, California 90210

IN WITNESS WHEREOF, PNA Group Holding Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Maurice S. Nelson, Jr., its Chief Executive Officer, this      day of                     , 2007.

PNA GROUP HOLDING CORPORATION

By:
Name:	Maurice S. Nelson, Jr.
Title:	Chief Executive Officer

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